UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) August 16, 2005

                 DAVIDSON DIRVERSIFIED REAL ESTATE III, L.P.
            (Exact name of Registrant as specified in its charter)


            Delaware                  0-15676                 62-1242599
      (State or other jurisdiction  (Commission            (I.R.S. Employer
         of incorporation or        File Number)        Identification Number)
           organization)
                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                                 (864) 239-1000
                           (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Davidson Diversified Real Estate III, L.P. (the "Registrant") owns a 100% interest in Salem Courthouse, L.P., a South Carolina limited partnership (the "Partnership"). The Partnership owns Salem Courthouse Apartments, a 388-unit apartment complex located in Indianapolis, Indiana ("Salem Courthouse"). On August 16, 2005, the Partnership entered into a Purchase and Sale Contract (the "Purchase Agreement") with a third party, Prime Quest Management, LLC, an Illinois limited liability company (the "Purchaser"), to sell Salem Courthouse to the Purchaser for a total sales price of $12,813,250. In addition, the Purchaser also entered into two separate sales contracts with affiliates of the general partner of the Partnership. One contract relates to the sale of one apartment complex and one contract relates to the sale of five apartment complexes by five different partnerships. Each of the selling entities is affiliated with AIMCO Properties, L.P., an affiliate of the managing general partner of the Partnership.

The  following  is a  summary  of the  terms  and  conditions  of  the  Purchase
Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which will be filed with the Registrant's Form 10-QSB for the quarterly period ended September 30, 2005.

PURCHASE PRICE. The purchase price is $12,813,250, subject to certain prorations and adjustments at the closing. The Purchaser delivered an initial deposit of $105,027 to the Partnership. Until the expiration of the feasibility period, the Purchaser has the right, in its sole and absolute discretion, to recover the entire deposit. Within one day after the feasibility period expires, the Purchaser is required to deposit an additional payment of $147,037. The Purchaser has elected not to assume the mortgage encumbering Salem Courthouse but rather to cause such indebtedness to be prepaid, and as such, the Purchaser will be responsible for all fees and expenses charged in connection with the prepayment of the mortgage. Such fees and expenses will be subject to reduction from the purchase price.

CLOSING. The expected closing date for the transaction is October 14, 2005. The Partnership and Purchaser both have the right to extend the closing for up to thirty days to satisfy any condition to closing, or such later date as is mutually acceptable to both parties. Additionally, the closing is contingent on the Purchaser closing on the six additional apartment complexes mentioned above.

COSTS AND FEES. The Purchaser will pay any transfer, sales, use, gross receipts or similar taxes, recording costs, any premiums or fees required to be paid with respect to the title policy and one-half of the customary closing costs of the escrow agent. The Partnership will pay the base premium for the title policy and one-half of the customary closing costs of the escrow agent.

REPRESENTATIONS AND WARRANTIES. The Partnership and the Purchaser each made limited representations and warranties to the other.

RISK OF LOSS. The risk of loss or damage to Salem Courthouse by reason of any insured or uninsured casualty during the period through and including the closing date will be borne by the Partnership. The Partnership must maintain all of its existing insurance coverage on Salem Courthouse in full force and effect until the closing date.

ASSIGNMENT. With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without first obtaining the prior written approval of the Partnership.

DEFAULTS AND REMEDIES. If the Purchaser defaults in its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, then, immediately and without notice or cure, the Purchaser shall forfeit such deposits to the Partnership, and neither party shall be obligated to proceed with the purchase and sale of Salem Courthouse. The Partnership expressly waives the remedies of specific performance and additional damages for any such defaults by the Purchaser.

If the Partnership, prior to the closing, defaults in its representations, warranties, covenants, or obligations then the Purchaser has the option of (i) seeking specific performance of the Partnership's obligation to deliver the deed pursuant to the Purchase Agreement (ii) terminating the Purchase Agreement, having returned any deposits made by the Purchaser, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $10,500.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                DAVIDSON DIVERSIFIED REAL ESTATE III, L.P.
                                (a Delaware Limited Partnership)

                                By:  Davidson Diversified Properties, Inc.
                                     Managing General Partner

                                By:  /s/Martha L. Long
                                     Martha L. Long
                                     Senior Vice President

                              Date: August 22, 2005